UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2025

CHURCHILL CAPITAL CORP IX

(Exact name of registrant as specified in its charter)

Delaware	001-42041	86-1885237
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

640 Fifth Avenue, 14th Floor

New York, NY 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 380-7500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-quarter of one redeemable warrant	CCIXU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CCIX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	CCIXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 5, 2025, Churchill Capital Corp IX (“Churchill”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among Churchill, AL Merger Sub I, Inc., a Delaware corporation and direct, wholly owned subsidiary of Churchill (“Merger Sub I”), AL Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Churchill (“Merger Sub II”) and Plus Automation, Inc., a Delaware corporation (the “Company”).

Pursuant to the Merger Agreement, and on the terms and subject to the satisfaction or waiver of the conditions set forth therein, the parties thereto intend to effect a business combination transaction by which Merger Sub I will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Churchill (“First Merger”), and immediately following the First Merger, the surviving corporation of the First Merger will merge with and into Merger Sub II, with Merger Sub II continuing as the surviving entity (the “Second Merger” and, together with the First Merger, the “Mergers”). The transactions contemplated by the Merger Agreement are referred to as the “Transactions.”

The proposed Mergers are expected to be consummated following the receipt of the required approval by the shareholders of Churchill and the Company and the satisfaction or waiver of certain other closing conditions set forth in the Merger Agreement.

Merger Agreement

The Domestication

Subject to obtaining the required shareholder approvals and at least one day prior to the time of the closing (the “Closing,” and the date on which the Closing occurs, the “Closing Date”) of the Mergers, Churchill will deregister as a Cayman Islands exempted company and transfer by way of continuation to and domesticate as a corporation incorporated under the laws of the State of Delaware (the “Domestication”). In connection with the Domestication, Churchill will file with the Secretary of State of the State of Delaware a certificate of incorporation (the “Domesticated SPAC Charter”). Among other things, the Charter will change Churchill’s name to “PlusAI Holdings, Inc.” (such company after the Domestication, “Domesticated SPAC”) and set forth the rights and preferences of the equity interests of Domesticated SPAC, including following the completion of the Mergers.

Immediately prior to the Domestication, each of the then issued and outstanding Class B ordinary shares of Churchill, par value $0.0001 per share (each, a “Cayman Class B Share”), will be converted, on a one-for-one basis, into a Class A ordinary share of Churchill, par value $0.0001 per share (each, a “Cayman Class A Share”). Pursuant to the Domestication: (i) each of the then issued and outstanding Cayman Class A Shares will convert automatically, on a one-for-one basis, into a share of Class A common stock, par value $0.0001 per share, of Domesticated SPAC (the “SPAC Class A Common Stock”); (ii) each of the then issued and outstanding warrants to acquire Cayman Class A Shares (each, a “Cayman SPAC Warrant”) will convert automatically into a warrant to acquire a corresponding number of shares of Domesticated SPAC Common Stock, on a one-for-one basis, pursuant to the related warrant agreement (each warrant, a “Domesticated SPAC Warrant”); and (iii) each of the then issued and outstanding units of Churchill will be canceled and each holder will be entitled to one share of Domesticated SPAC Common Stock and one-quarter of one Domesticated SPAC Warrant.

Merger Consideration

The value of the aggregate consideration to be paid to the stockholders and vested equityholders of the Company at the Closing of the Mergers will be based on a pre-money equity value of the Company of $1,200,000,000, subject to certain closing adjustments set forth in the Merger Agreement, including as increased by an amount equal to the net proceeds raised by the Company pursuant to a bona fide equity financing transaction (subject to certain limitations, a “Permitted Equity Financing”) prior to the Closing (such aggregate consideration, the “Equity Value”). The Equity Value will be used to calculate the Exchange Ratio (as defined below). Each outstanding share of capital stock of the Company, subject to certain exceptions set forth in the Merger Agreement, will be cancelled and converted into the right to receive consideration as a result of the Mergers in the form of shares of SPAC Class A Common Stock based on the Exchange Ratio, which entitle the holder to one vote per share in matters submitted to the stockholders of Domesticated SPAC for approval. For regulatory purposes, each outstanding share of capital stock that currently entitles the holder to one-quarter (1/4th) of a vote per share in matters submitted to stockholders of the Company, subject to certain exceptions set forth in the Agreement, will be cancelled and converted into the right to receive consideration as a result of the Mergers in the form of shares of Class B common stock, par value $0.0001 per share, of Domesticated SPAC based on the Exchange Ratio (the “SPAC Class B Common Stock” and, together with the SPAC Class A Common Stock, the “SPAC Common Stock”), which entitle the holder to one-quarter (1/4th) of a vote per share in matters submitted to stockholders of Domesticated SPAC. The “Exchange Ratio” will be equal to (i) (A) the Equity Value divided by (B) (x) the total number of shares of common stock of the Company (“Company Common Stock”) outstanding as of immediately prior to the Mergers (after giving effect to the conversion of each share of preferred stock of the Company and simple agreement for future equity (SAFE) instrument of the Company into shares of Company Common Stock, in accordance with their respective terms, prior to the Closing), (y) the total number of shares of Company Common Stock issuable in respect of outstanding options to purchase shares of the Company (“Company Options”) or restricted stock units of the Company (“Company RSUs”), in each case to the extent outstanding and vested as of immediately prior to the Mergers or vesting as a result of the Mergers, and (z) the total number of shares of capital stock of the Company issuable in respect of outstanding warrants to purchase shares of the Company, on an as-converted to Company Common Stock basis (on a net issuance basis), in each case to the extent outstanding and vested as of immediately prior to the Mergers, divided by (ii) $10.00.

In addition, during the five-year period following the Closing (the “Earnout Period”), the Domesticated SPAC will issue to eligible holders of pre-Closing securities of the Company up to 15,000,000 additional shares of SPAC Common Stock in the aggregate (the “Earnout Consideration”), subject to certain adjustments set forth in the Merger Agreement. The Earnout Consideration is issuable in three equal tranches of 5,000,000 shares of SPAC Common Stock, subject to adjustments, upon the satisfaction of certain price targets set forth in the Merger Agreement, which price targets will be based upon (a) the dollar volume-weighted average price of one share of Class A Common Stock on the principal securities exchange or securities market on which the shares of Class A Common Stock are then traded (“VWAP”), for any fifteen trading days within any one hundred eighty consecutive trading day period within the Earnout Period or (b) if the Domesticated SPAC undergoes a change of control, the price per share received by stockholders of Churchill in such change of control transaction (or if consideration is not received by stockholders of Churchill, the price per share implied by such transaction).

Treatment of Equity Awards of the Company

As a result of the Mergers, all vested and unvested Company Options outstanding as of immediately prior to the Mergers will be assumed by Churchill, and will become options to purchase shares of SPAC Common Stock on the same terms and conditions (including applicable vesting, exercise, termination and expiration provisions) as are in effect with respect to the Company Option immediately prior to the Mergers (each, an “Exchanged Option”). Each Exchanged Option will represent the right to acquire the whole number of shares of SPAC Common Stock equal the product of the number of shares of Company Common Stock that were subject to such option immediately prior to the Mergers, multiplied by Exchange Ratio, and such Exchanged Option’s per-share exercise price will be equal the quotient of the exercise price per share of Company Common Stock immediately prior to the Mergers divided by the Exchange Ratio, subject to rounding.

As a result of the Mergers, all Company RSUs outstanding as of immediately prior to the Mergers will be assumed and converted into restricted stock units with respect to SPAC Class A Common Stock on the same terms and conditions (including applicable vesting, settlement, and termination provisions) as are in effect with respect to each such award of Company RSUs immediately prior to the First Effective Time (each, an “Exchanged RSU”). Each Exchanged RSU will represent the number of shares of SPAC Class A Common Stock equal the product of the number of whole shares of Company Common Stock that were subject to such award of Company RSUs immediately prior to the Mergers multiplied by the Exchange Ratio, subject to rounding.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations, warranties and covenants made by each of the Company and Churchill, including, among others, covenants providing for (i) the operation of the parties’ respective businesses during the interim period between the execution of the Merger Agreement and prior to the Closing, (ii) Churchill and the Company’s efforts to satisfy conditions to the Closing, (iii) Churchill and the Company to cease discussions for alternative transactions, (iv) Churchill to prepare and file a registration statement and a proxy statement on Form S-4 (the “Registration Statement”) for the purpose of soliciting proxies from Churchill’s shareholders to vote on certain matters related to the Transactions (the “SPAC Stockholder Matters”), including adoption of the Merger Agreement and approval of the Transactions, approval of the Domestication (including adoption of the Domesticated SPAC Charter upon such Domestication), approval of the issuance of SPAC Common Stock in connection with the Transactions and certain other matters at a special meeting called of Churchill’s shareholders (the “Special Meeting”) and (v) the Company to solicit approval of certain matters by the stockholders of the Company by written consent, including adoption of the Merger Agreement and approval of the Transactions (the “Company Stockholder Matters”).

Conditions to Closing

The Closing is subject to customary closing conditions for special purpose acquisition company transactions, including, among others: (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (ii) no order by a governmental authority preventing, materially restraining, enjoining or otherwise prohibiting the consummation of the Transactions or law being in force that prevents or materially restraints the consummation of the Transactions; (iii) Churchill having at least $5,000,001 of net tangible assets as of the Closing; (iv) approval by the SPAC’s shareholders of the SPAC Stockholder Matters; (v) approval by the Company’s stockholders of the Company Stockholder Matters; (vi) the adoption and execution of any organizational documents or agreements necessary to give effect to the governance arrangements contemplated by the Merger Agreement and the other transaction documents contemplated therein; (vii) shares of Churchill’s Class A Common Stock being listed on the Nasdaq or other stock exchange mutually agreed between Churchill and the Company (the “Stock Exchange”) and (viii) the Registration Statement becoming effective in accordance with the Securities Act of 1933, as amended (the “Securities Act”).

Additionally, the obligation of the Company to consummate the Transactions are also conditioned upon, among other things, (i) the amount of cash available in the Churchill’s trust account (after reduction for the aggregate amount of the Churchill shareholder redemptions payable by Churchill in connection with the Transactions but before the payment of transaction expenses) plus the net proceeds of any incremental financing raised by Churchill or the Company in connection with the Transactions, including any amounts raised or funded through a Permitted Financing (the “Available Closing SPAC Cash”), being at least equal to $100,000,000 as of the Closing (such condition, the “Minimum Cash Condition”) and (ii) no SPAC Material Adverse Effect (as defined in the Merger Agreement) having occurred with respect to SPAC that is continuing.

Additionally, the obligation of SPAC to consummate the Transactions are also conditioned upon, among other things, (i) the period for stockholders of the Company to demand dissenters’ rights with respect to the Mergers under Delaware law shall have expired, and no holder or holders, individually or in the aggregate, beneficially owning more than 5% of outstanding shares of the Company, on an as-converted to Company Common Stock basis, will have properly exercised dissenters’ rights with respect to the Mergers under Delaware law or validly exercised similar rights under the Company’s organizational documents as of the Closing, and (ii) no Material Adverse Effect (as defined in the Merger Agreement) have occurred with respect to the Company that is continuing.

Termination

The Merger Agreement may be terminated in customary circumstances set forth in the Merger Agreement, including, among others: (i) by mutual written consent of Churchill and the Company; (ii) by either Churchill or the Company if the Transactions are not consummated on or before February 5, 2026; (iii) by either Churchill or the Company if the consummation of the Mergers is permanently enjoined or prohibited by the terms of a final, non-appealable governmental order or a statute, rule or regulation; (iv) by either Churchill or the Company if the other party has breached any of its covenants, agreements, representations or warranties which would result in the failure of certain conditions to be satisfied at the Closing, subject to cure rights; (v) by either Churchill or the Company if, at the Special Meeting, the Transactions and the other SPAC Stockholder Matters required to consummate the Transactions shall fail to be approved by holders of Churchill’s outstanding shares; or (vi) by Churchill if the Company fails to obtain the written consent of the Company’s stockholders holding the requisite number of shares of capital stock of the Company necessary to approve the Company Stockholder Matters (the “Company Stockholder Approval”) within 48 hours of the Registration Statement being declared effective.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement and any related agreements. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. It is not intended to provide any other factual information about Churchill, the Company, or any other party to the Merger Agreement or any related agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Churchill’s public disclosures.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K.

Related Agreements

Company Voting and Support Agreement

Concurrently with the execution of the Merger Agreement, certain stockholders of the Company entered into Company Voting and Support Agreements (each, a “Company Voting and Support Agreement”), in their capacity as such. Under the terms of the Company Voting and Support Agreements, such stockholders of the Company have agreed, among other things, to deliver written consents to adopt the Merger Agreement and approve and the Transactions, and to vote or consent in opposition to alternative transactions and other matters that could reasonably be expected to materially delay or impair the ability of the Company to consummate the Transactions. The stockholders of the Company party to the Company Voting and Support Agreements hold sufficient shares of stock of the Company to effect the Company Stockholder Approval. In addition, each Company stockholder party to a Company Voting and Support Agreement has agreed to refrain from exercising any dissenters’ rights under applicable law. The Company Voting and Support Agreements also contain certain restrictions on the transfer of the shares of stock of the Company held by such stockholders prior to the Closing, subject to certain exceptions.

The foregoing description of the Company Voting and Support Agreement is not complete and is qualified in its entirety by reference to the form of Company Voting and Support Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K.

Amended and Restated Registration Rights Agreement

Effective upon the Closing of the Mergers, that certain Registration Rights Agreement of Churchill, dated May 1, 2024, will be amended and restated, and Churchill, Sponsor and certain persons and entities receiving SPAC Common Stock in connection with the Merger (the “New Holders” and, together with Sponsor, the “Reg Rights Holders”) will be parties to an Amended and Restated Registration Rights Agreement, attached as Exhibit E to the Merger Agreement (the “A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, Churchill will agree to use commercially reasonable efforts to (i) file with the SEC (at Churchill’s sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the Reg Rights Holders within 15 business days after the Closing (the “Resale Registration Statement”) and (ii) cause the

Resale Registration Statement to become effective as soon as reasonably practicable after the filing thereof, but in no event later than the 105th calendar day (or 165th calendar day if the Commission notifies Churchill that it will “review” the Shelf Registration Statement) after the Closing Date. In certain circumstances, the Reg Rights Holders may demand in the aggregate up to 3 underwritten offerings and will be entitled to customary piggyback registration rights.

Pursuant to the A&R Registration Rights Agreement, the New Holders have agreed not to transfer their respective shares for a period of 180 days following the Closing Date; however, such transfer restrictions terminate as to (a) 50% of such holder’s shares upon the earlier of 180 days after the Closing and the date on which the VWAP of the Class A Common Stock equals or exceeds $12.00 per share during any 15 trading days within any 180 consecutive trading day period following the Closing, and (b) 50% of such holder’s shares upon the earlier of 360 days after the Closing and the date on which the VWAP of the Class A Common Stock equals or exceeds $14.00 per share during any 15 trading days within any 360 consecutive trading day period following the Closing, subject to certain exceptions to the termination of transfer restrictions with respect to shares of SPAC Common Stock issued as Earnout Consideration or held directly or indirectly by certain founder executives of the Company. Similar transfer restrictions will apply to the shares of SPAC Common Stock issued to former securityholders of the Company in connection with the Mergers pursuant to the Bylaws of Domesticated SPAC in effect following the Domestication and the Closing.

The foregoing description of the A&R Registration Rights Agreement is not complete and is qualified in its entirety by reference to the A&R Registration Rights Agreement attached as Exhibit E to the Merger Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K.

Amended and Restated Sponsor Agreement

In connection with the execution of the Merger Agreement, Churchill amended and restated that certain letter agreement, dated May 1, 2024, from the Sponsor and each of the persons undersigned thereto (the “Insiders”) to Churchill (the “Amended and Restated Sponsor Agreement”), pursuant to which each of the Sponsor and the Insiders agreed to, among other things: (a) to vote any of such Insider’s shares of Churchill capital stock in favor of the adoption and approval of the Merger Agreement and approval of the Transactions and all other SPAC Stockholder Matters), (b) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any representation, warranty, covenant, obligation or agreement of Churchill contained in the Merger Agreement, (c) in favor of any proposal to adjourn or postpone the applicable stockholder meeting to a later date if (and only if) (1) there are not sufficient votes to approve and adopt any of the matters described in clause (a) above on the dates on which such meetings are held or proposed to be held or (2) the Minimum Cash Condition has not been satisfied, and (d) against the following actions or proposals: (1) any Business Combination Proposal or any proposal in opposition to approval of the Merger Agreement or in competition with or inconsistent with the Merger Agreement and (2) (A) any change in the present capitalization of SPAC or any amendment of the governance documents of Churchill or the Domesticated SPAC, except (x) as contemplated by clause (a) above or (y) to the extent expressly contemplated by the Merger Agreement, (B) any liquidation, dissolution or other change in Churchill’s corporate structure or business (other than as may be proposed pursuant to an extension proxy), (C) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any material respect of any representation, warranty, covenant, obligation or agreement of the Sponsor or any Insider under the Amended and Restated Sponsor Agreement, or (D) any other action or proposal involving Churchill or any of its subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions (excluding, for the avoidance of doubt, any action taken in connection with any valid action taken by Churchill to terminate the Merger Agreement in accordance with the terms thereof) and (ii) not to redeem, elect to redeem or tender or submit any Cayman Class B Shares, Cayman Class A Shares or SPAC Common Stock owned by it, him or her for redemption in connection with any of the stockholder approvals or proposals described in clause (i) above, or in connection with any vote to amend the governance documents of Churchill or the Domesticated SPAC.

Pursuant to the Amended and Restated Sponsor Agreement, 1,078,125 of Sponsor’s shares of SPAC Common Stock (the “Sponsor Shares”) will unvest as of the Closing and will revest on the date on which (i) the VWAP of the Class A Common Stock equals or exceeds $12.00 per share during any 15 trading days within any 180 consecutive trading day period following the Closing or (ii) Churchill undergoes a change of control and the price per share received by stockholders of Churchill in such change of control transaction equals or exceeds $12.00 per share (or if consideration is not received by stockholders of Churchill, the price per share implied by such transaction is $12.00) (the “Triggering Event”). If the applicable vesting terms as described in the foregoing sentence is not achieved within 5 years of the Closing, such Sponsor Shares will be forfeited in accordance with the terms of the Amended and Restated Sponsor Agreement. In the event of a change of control of Churchill prior to the fifth anniversary of the Closing, the Sponsor Shares will vest immediately prior to the closing of such change of control if the change of control also constitutes the Triggering Event; otherwise, they will be automatically forfeited immediately prior to the closing for no consideration. In addition, Churchill has agreed to forfeit up to 718,750 shares of SPAC Common Stock based on the amount of SPAC stockholder redemptions and SPAC transaction expenses in connection with the Transactions, on the terms set forth in the Sponsor Agreement.

Pursuant to the Amended and Restated Sponsor Support Agreement, but subject to the consummation of the Merger, the Sponsor and each Insider agreed to waive all anti-dilution rights with respect to the rate that the Cayman Class B Shares convert into the Cayman Class A Shares in connection with the transactions contemplated by the Merger Agreement.

The foregoing description of the Amended and Restated Sponsor Agreement is not complete and is qualified in its entirety by reference to the Amended and Restated Sponsor Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Additional Information About the Proposed Transaction and Where to Find It

The proposed transaction will be submitted to shareholders of Churchill for their consideration. Churchill intends to file a registration statement on Form S-4 (the “Registration Statement”) with the SEC, which will include preliminary and definitive proxy statements to be distributed to Churchill’s shareholders in connection with Churchill’s solicitation of proxies for the vote by Churchill’s shareholders in connection with the proposed transaction and other matters to be described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to Company stockholders in connection with the completion of the proposed transaction. After the Registration Statement has been filed and declared effective, a definitive proxy statement/prospectus/consent solicitation statement and other relevant documents will be mailed to Company stockholders and Churchill shareholders as of the record date established for voting on the proposed transaction. Before making any voting or investment decision, Churchill and Company shareholders and other interested persons are advised to read, once available, the preliminary proxy statement/prospectus/consent solicitation statement and any amendments thereto and, once available, the definitive proxy statement/prospectus/consent solicitation statement, as well as other documents filed with the SEC by Churchill in connection with the proposed transaction, as these documents will contain important information about Churchill, the Company and the proposed transaction. Shareholders may obtain a copy of the preliminary or definitive proxy statement/prospectus/consent solicitation statement, once available, as well as other documents filed by Churchill with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a written request to Churchill Capital Corp. IX, 640 Fifth Avenue, 12th Floor, New York, NY 10019.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “plan,” “project,” “will,” “estimate,” “intend,” “expect,” “believe,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. We have based these forward-looking statements on current expectations and projections about future events. These statements include: projections of market opportunity and market share; estimates of customer adoption rates and usage patterns; projections regarding the value of autonomous driving solutions; projections of development and commercialization costs and timelines; expectations regarding the Company’s ability to execute its business model and the expected financial benefits of such model; expectations regarding the Company’s ability to attract, retain, and expand its customer base; the Company’s deployment of virtual driver software; the Company’s expectations concerning relationships with strategic partners, suppliers, governments, regulatory bodies and other third parties; future ventures or investments in companies, products, services, or technologies; development of favorable regulations and government incentives affecting the Company’s markets; the potential benefits of the proposed transaction and expectations related to its terms and timing; and the potential for the Company to increase in value.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, many of which are beyond the control of the Company and Churchill.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause Churchill’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such statements. Such risks and uncertainties include: that the Company is pursuing an emerging technology, faces significant technical challenges and may not achieve commercialization or market acceptance; the Company’s historical net losses and limited operating history; the Company’s expectations regarding future financial performance, capital requirements and unit economics; the Company’s use and reporting of business and operational metrics; the Company’s competitive landscape; the Company’s dependence on members of its senior management and its ability to attract and retain qualified personnel; the capital requirements of the Company’s business plans and the potential need for additional future financing; the Company’s ability to manage growth and expand its operations; potential future acquisitions or investments in companies, products, services or technologies; the Company’s reliance on strategic partners and other third parties; the Company’s ability to maintain, protect and defend its intellectual property rights; risks associated with privacy, data protection or cybersecurity incidents and related regulations; the use and regulation of artificial intelligence and machine learning; uncertainty or changes with respect to laws and regulations; uncertainty or changes with respect to taxes, trade conditions and the macroeconomic environment; the combined company’s ability to maintain internal control over financial reporting and operate a public company; the possibility that required regulatory approvals for the proposed transaction are delayed or are not obtained, which could adversely affect the combined company or the expected benefits of the proposed transaction; the risk that shareholders of Churchill could elect to have their shares redeemed, leaving the combined company with insufficient cash to execute its business plans; the occurrence of any event, change, or other circumstance that could give rise to the termination of the business combination agreement; the outcome of any legal proceedings or government investigations that may be commenced against the Company or Churchill; failure to realize the anticipated benefits of the proposed transaction; the ability of Churchill or the combined company to issue equity or equity-linked securities in connection with the proposed transaction or in the future; and other factors described in Churchill’s filings with the SEC. Additional information concerning these and other factors that may impact such forward-looking statements can be found in filings and potential filings by the Company, Churchill or the combined company resulting from the proposed transaction with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, these statements reflect the expectations, plans and forecasts of the Company’s and Churchill’s management as of the date of this Current Report on Form 8-K; subsequent events and developments may cause their assessments to change. While the Company and Churchill may elect to update these forward-looking statements at some point in the future, they specifically disclaim any obligation to do so. Accordingly, undue reliance should not be placed upon these statements.

In addition, statements that “we believe” and similar statements reflect Churchill’s beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Current Report on Form 8-K, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and Churchill’s statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

An investment in Churchill is not an investment in any of Churchill’s founders’ or sponsors’ past investments, companies or affiliated funds. The historical results of those investments are not indicative of future performance of Churchill, which may differ materially from the performance of Churchill’s founders’ or sponsors’ past investments.

Participants in the Solicitation

Churchill, the Company and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from Churchill’s shareholders in connection with the proposed transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Churchill’s shareholders in connection with the proposed transaction will be set forth in proxy statement/prospectus/consent solicitation statement when it is filed by Churchill with the SEC. You can find more information about Churchill’s directors and executive officers in Churchill’s final prospectus related to its initial public offering filed with the SEC on May 1, 2024 and in the Annual Reports on Form 10-K filed by Churchill with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the proxy statement/prospectus/consent solicitation statement when it becomes available. Shareholders, potential investors and other interested persons should read the proxy statement/prospectus/consent solicitation statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources described above.

No Offer or Solicitation

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This Current Report on Form 8-K is not, and under no circumstances is to be construed as, a prospectus, an advertisement or a public offering of the securities described herein in the United States or any other jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or exemptions therefrom. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The Exhibit Index is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger and Reorganization, dated as of June 5, 2025, by and among Churchill Capital Corp IX, AL Merger Sub I, Inc., AL Merger Sub II, LLC and Plus Automation, Inc.

10.1	Amended and Restated Sponsor Agreement, dated as of June 5, 2025, by and among Churchill Capital Corp IX, Churchill Sponsor IX LLC, Plus Automation, Inc. and the Insiders.

10.2	Form of Company Voting and Support Agreement, dated as of June 5, 2025, by and among Churchill Capital Corp IX, Plus Automation, Inc. and the Stockholders named therein.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Churchill Acquisition Corp. agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Churchill Capital Corp. IX

Dated: June 6, 2025

	By:	/s/ Jay Taragin
	Name:	Jay Taragin
	Title:	Chief Financial Officer